SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

Commission File Number: 000-49620

Cobalis Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-1868007 (I.R.S. Employer Identification No.)
2445 McCabe Way, Suite 150, Irvine, CA (Address of principal executive offices)	92614 (Zip Code)
(949) 757-0001 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. APPOINTMENT AND RESIGNATION OF PRINCIPAL OFFICERS AND DIRECTORS.

Resignation of Thomas Stankovich as Chief Financial Officer and Treasurer; Appointment as Director.

On December 18, 2006, Thomas Stankovich, the Chief Financial Officer (“CFO”) and Treasurer of Cobalis Corp., a Nevada corporation (the “Registrant”) resigned those positions. His resignation was not the result of any disagreement with the Registrant’s policies, procedures or practices. The resignation of Mr. Stankovich is attached hereto as an exhibit. Mr. Stankovich continues to hold 428,070 shares of the Registrant’s common stock, or 1.2% of the Registrant’s total issued and outstanding shares as of the date of this report. He also holds 1,000,000 options to purchase shares of the Registrant’s common stock at $1.75 per share, and which expire in November 2013. Mr. Stankovich has agreed to accept appointment to the Registrant’s Board of Directors effective January 1, 2007 and also act as the Registrant’s audit committee chair.

Appointment of Kevin Pickard as Interim Chief Financial Officer and Treasurer.

On December 19, 2006, the Board of Directors of the Registrant verbally agreed to appoint Kevin Pickard as interim CFO and Treasurer. Mr. Pickard, 43, is a Certified Public Accountant with experience providing management consulting services for small to medium sized companies, including due diligence on potential acquisitions, preparing projections and business plans, positioning companies for initial public offerings and preparing required SEC filings for public companies.

Mr. Pickard has practiced as a CPA for over 19 years, and has been involved in a number of public offerings and private placements. He has served as a financial consultant to the Registrant since late 2004. He does not anticipate devoting all of his business time to the Registrant’s business affairs. He has been owner of Pickard & Company, CPAs, APC since 1998. From 1996 to 1998, he was with Singer Lewak Greenbaum & Goldstein, LLP, where he became a Partner and co-managed the firm’s securities practice group. From 1987 to 1996, he was with Coopers & Lybrand, LLP, currently PricewaterhouseCoopers, LLP, where he focused on auditing companies in the insurance, high-tech and manufacturing industries. Mr. Pickard received a B.S. degree in Accounting and Master of Accountancy from Brigham Young University in 1987. Mr. Pickard is also CFO of Triton Distribution Systems, Inc., a Colorado corporation and a reporting company (“Triton”), however, he does not devote his full-time attention to Triton. Since November 2006, Mr. Pickard has also served as the interim CFO for Signalife, Inc., a reporting company listed on AMEX. Mr. Pickard is anticipated to receive a annual salary of $50,000 cash payable in equal monthly payments, in addition to a signing bonus of shares of the Registrant’s common stock payable by the end of the first quarter of 2007 and other remuneration. A written compensation agreement will be filed as an exhibit when available. Mr. Pickard currently owns 30,000 shares of the Registrant’s common stock, or 0.1% of the Registrant’s total issued and outstanding shares as of the date of this report, and warrants to purchase 100,000 shares of the Registrant’s common stock at $1.75 per share, and which expire in 2009 and 2010.

Item 9.01 Exhibits

Number	Description

17.1	Resignation of Thomas Stankovich

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cobalis Corp.

Date: December 22, 2006	By:	/s/ Chaslav Radovich
Chaslav Radovich, President

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